Exhibit 5.2

Divakar Gupta

T: +1 212 479 6474

dgupta@cooley.com

March 25, 2022

Gamida Cell Ltd.

116 Huntington Avenue

Boston, MA 02116

Ladies and Gentlemen:

We have acted as special U.S. counsel to Gamida Cell Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the filing by the Company of a Post-Effective Amendment No. 1 to Form F-3 on Form S-3 Registration Statement (the “Post-Effective Amendment”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Post-Effective Amendment amends the Registration Statement on Form F-3 (No. 333-259472) (such registration statement, as so amended, the “Registration Statement”). The Registration Statement includes a base prospectus (the “Base Prospectus”) and provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), provides for the registration by the Company of:

•	ordinary shares, par value NIS0.01 per share, of the Company (the “Ordinary Shares”);

•	debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.3 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”);

•	warrants for the purchase of Ordinary Shares (the “Warrants”);

•	subscription rights to purchase Ordinary Shares (“Rights”); and

•	units comprised of one or more of the other securities of the Company that may be offered under the Registration Statement.

The Debt Securities plus any additional Debt Securities that may be registered pursuant to any registration statement that the Company may hereafter file with the SEC pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Cooley LLP, 55 Hudson Yards, New York, NY 10001-2157

T: (212) 479-6000 F: (212) 479 6275

Gamida Cell Ltd.

March 25, 2022

Page Two

In rendering this opinion, we have assumed the legal capacity of all natural persons; the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We are not rendering any opinion with respect to any Ordinary Shares issuable upon the conversion of any Debt Securities. We have assumed that (i) the Company is validly existing under the laws of the State of Israel, has the corporate power to enter into and perform its obligations under the Debt Securities and the Indenture in accordance with their respective terms, (ii) upon issuance, the Company will have duly authorized, executed and delivered the Debt Securities and the Indenture in accordance with its organizational documents and the laws of the State of Israel, (iii) any Ordinary Shares issued upon conversion of the Debt Securities will be duly authorized, validly issued, fully paid and non-assessable, and (iv) the execution, delivery and performance by the Company of its obligations the Debt Securities and the Indenture will not violate the laws of the State of Israel or any other applicable laws (excepting from such assumption the laws of the State of New York). We have also assumed that any Debt Securities offered under the Registration Statement and the related Indenture are executed in the forms filed as exhibits to the Post-Effective Amendment or incorporated by reference therein.

Our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.        With respect to any series of Debt Securities issued under the Indenture and offered under the Registration Statement, provided that; (i) the Post-Effective Amendment and any other required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iv) the terms of the Debt Securities and their issuance and sale, including as to any Ordinary Shares to be issued on the exercise thereof, have been duly authorized by the Company by all necessary corporate action and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s then operative articles of association, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants or Rights in accordance with their terms, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Sincerely,

Cooley LLP

By: /s/ Divakar Gupta

Divakar Gupta

Cooley LLP, 55 Hudson Yards, New York, NY 10001-2157

T: (212) 479-6000 F: (212) 479 6275